EXHIBIT 99.1

3790 Park Central Boulevard North

Pompano Beach, FL 33064

NEWS

January 26, 2010

FOR MORE INFORMATION:

954-917-4114

HOWARD L. EHLER, JR.

CHIEF OPERATING OFFICER

IMPERIAL INDUSTRIES, INC. WITHDRAWS NASDAQ APPEAL

SHARES WILL BE SUSPENDED FROM TRADING ON THE NASDAQ

CAPITAL MARKET EFFECTIVE JANUARY 27, 2010

Pompano Beach, FL………Imperial Industries, Inc. (Nasdaq CM: “IPII”) announced today that it has withdrawn its appeal of the previous NASDAQ notice of the delisting of its common stock. Accordingly, NASDAQ has notified the Company that the Company’s shares will be suspended from trading on the NASDAQ Capital Market effective at the open of business on Wednesday, January 27, 2010 and that thereafter NASDAQ will file a Form 25 Notification of Delisting with the Securities and Exchange Commission.

As previously reported in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2010, the Company received a prior Staff Determination Notice from NASDAQ stating that the Company’s plan to regain compliance with NASDAQ Listing Rules related to maintaining a minimum stockholders’ equity of $2,500,000 was denied and as a result, the Company’s common stock would be delisted from the NASDAQ Capital Markets. In response to the notice and pursuant to applicable NASDAQ rules, the Company appealed the determination and was granted a hearing before a NASDAQ Listing Qualifications Panel on January 28, 2010 to request NASDAQ’s continued listing of the Company’s common stock on the NASDAQ Capital Market. The appeal stayed the delisting of its common stock pending the hearing. The Company determined to withdraw its appeal as it became apparent the Company would be unable to provide a plan to the NASDAQ hearings panel suitable to meet the minimum requirements for continued listing of its shares.

The Company has begun the process to have its shares of common stock quoted on the Over the Counter Bulletin Board following cessation of listing on the NASDAQ Capital Market. However, there can be no assurance when such shares will be eligible for obtaining quotes on the Over the Counter Bulletin Board, or if at all.

For more information and a more complete description of the NASDAQ Suspension Notice, please refer to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 26, 2010.

Imperial Industries, Inc., a building products company, sells products primarily in the State of Florida and to a certain extent the rest of the Southeastern United States with facilities in the State of Florida. The Company is engaged in the manufacturing and distribution of stucco, plaster and roofing products to building materials dealers, contractors and others through its subsidiary, Premix-Marbletite Manufacturing Co. See our website at www.imperialindustries.com for more information about the Company.

Page 2 of News Release dated January 26, 2010

The statements in this press release contain certain forward-looking statements, which are subject to risks and uncertainties. Such statements, including those regarding, among other things, the success of the Company’s sales and marketing efforts, improvements in productivity, the Company’s strategy and future prospects, are dependent on a number of factors, including changes in economic, business, and competitive market conditions and availability of financing, only some of which are within the Company’s control. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth in the Company’s Securities and Exchange Commission filings under “Risk Factors.” The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. A more detailed discussion of risks attendant to the forward-looking statements included in this press release are set forth in the “Forward-Looking Statements” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission (“SEC”), and in other reports filed with the SEC.